Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-139615, 333-139961, 33-149208, and 333-166999 and Registration Statement on Form S-3 No. 333-170389 of General Moly, Inc. of our report dated March 1, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado

March 1, 2012